SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2011

M&F BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707
(Address of principal executive offices)
Registrant’s telephone number, including area code (919) 683-1521
Not Applicable
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02– RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 15, 2011, M&F Bancorp, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Pursuant to General Instruction B.2 of the Current Report on Form 8-K, the information in this Current Report on Form 8-K, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K, including the press release appearing in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.
ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated November 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Kim D. Saunders
Kim D. Saunders
President and Chief Executive Officer
Dated: November 15, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 15, 2011.

FOR IMMEDIATE RELEASE - November 15, 2011
Contact:
Lyn Hittle, CFO
919.687.7800, ext 547
Lyn.hittle@mfbonline.com

M&F Bancorp, Inc. Announces September 30, 2011 results

DURHAM, N.C.--
M&F Bancorp, Inc. (OTCBB: MFBP) a bank holding company headquartered in Durham, NC, today announced results of operations for the three and nine months ending September 30, 2011. Total assets as of September 30, 2011, have decreased 2.74% or $8.6 million since December 31, 2010. Total loans outstanding as of September 30, 2011 of $194.8 million, reflect a decrease of $6.9 million since December 31, 2010, as a result of normal runoff and lack of demand for new loans. Net income before income taxes and dividends for the three and nine months ended September 30, 2011 was $0.2 million and $0.8 million, respectively, both higher than the same periods in 2010. Net income available to common stockholders for the three and nine month periods ending September 30, 2011, were $77 thousand and $0.4 million, respectively.
“We are continuing to experience decreased demand for new loans, which impacts our interest income,” stated Ms. Kim D. Saunders, President and CEO. “We are continuing to lend to qualified borrowers throughout our markets in the Piedmont-Triad, Charlotte, Durham, and Raleigh. Those borrowers who have experienced financial challenges from the severe and prolonged economic downturn have been receiving additional attention from our dedicated Special Assets Team as we both work through these difficult times. Our continuing profitability reflects our careful cost containment efforts, as well as our strong net interest margin.”
Interest income from loans is down for the three and nine months ended September 30, 2011 from the same periods in 2010, partially attributable to an increase of $4.0 million and $4.3 million, respectively, in average non-performing assets in 2011, as well as the overall decrease in average loans outstanding. Net interest income of $8.0 million for the nine months ended September 30, 2011 remains relatively comparable to 2010 at $8.4 million because the cost of funds in 2011 is lower than that in 2010. For the three and nine months ended September 30, 2011, the provision for loan losses was $0.3 million and $0.4 million, respectively compared to $0.2 million and $0.4 million for the three months and nine months ended September 30, 2010, reflecting an increase in the reserves for impaired and troubled debt restructurings. Non-interest income, due to a combination of gains on sales of investment securities and due to profits from the sale in June 2011 of a closed branch, improved in the three and nine months ended September 30, 2011 compared to the prior year periods. Other non-interest expenses have been relatively stable, with increased costs from salaries and benefits from new hires in asset management in late 2010 and early 2011, offset by lower costs of carrying other real estate (foreclosures) and lower FDIC deposit insurance expense.
This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F Bancorp, Inc. (the “Company”) and M&F Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and M&F Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate" and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Neither the Company nor M&F Bank undertakes an obligation to update any forward-looking statements. Additional information is detailed in the Company's filings with the Securities and Exchange Commission, and is available at www.sec.gov.
Source: M&F Bancorp, Inc.